 EXHIBIT 99.5

TPT Global Tech Announces $3,000,000 Equity Financing S1 Filing with The SEC to Support VüMe Super App Launch and Strengthen Financial Position

SAN DIEGO, CA / ACCESSWIRE / June 28, 2024 / TPT Global Tech, Inc. (OTC PINK:TPTW) (www.tptglobaltech.com), a leading innovator in the telecommunications and technology industries, is pleased to announce it has now filed a $3,000,000 equity financing agreement with the SEC. This S1 filing is the follow up to the previous announcement of February 23, 2024. The agreement with MACRAB, LLC ("MACRAB") is structured under a Standby Equity Commitment Agreement (the "Investment Agreement") and includes a related Registration Rights Agreement.

The financing term extends for a maximum of 24 months, providing TPT Global Tech with a reliable source of capital. The funds from this agreement will support TPT Global Tech's growth initiatives and provide essential capital for the launch of its innovative VüMe Super App. The VüMe Super App is designed to integrate a variety of digital services, including social media, multimedia streaming, and mobile payment options, into a single, seamless user experience. Additionally, the financing arrangement will enhance the company's financial structure by reducing its debt burden.

As part of the Registration Rights Agreement, TPT Global Tech has filed a Form S-1 Registration Statement with the Securities & Exchange Commission ("SEC") to register the common shares that may be issued in connection with this Facility. This ensures transparency and regulatory compliance as the company accesses capital over the next two years.

Stephen Thomas, CEO of TPT Global Tech, commented on the agreement, stating, "This Standby Equity Commitment is a testament to our partners' confidence in TPT Global Tech's vision and strategic direction. It provides us with the financial flexibility to accelerate the development and launch of our VüMe Super App, a platform we believe will redefine user engagement across multiple digital services. Additionally, this commitment allows us to improve our balance sheet by reducing debt, positioning us for sustainable growth and long-term success."

The Standby Equity Commitment Agreement allows TPT Global Tech to manage its cash flow efficiently while aggressively pursuing its strategic objectives. The terms of the agreement are structured to align with the company's growth trajectory and operational needs, minimizing dilution and maximizing value for existing shareholders. This filing underscores TPT Global Tech's dedication to innovation and excellence in the telecommunications and technology sectors.

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.

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